UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)

June 19, 2008

____________________________

KODIAK ENERGY, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

333-38558	734 7th Avenue S.W. Calgary, AB T2P 3P8 Canada	65-0967706
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(403) 262-8044
(Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 18, 2008, pursuant to subscription agreements, the company closed a private placement with three accredited investors for an aggregate of 1,204,000 units at a price of US$2.50 per unit, for gross proceeds of US$3,010,000.  The company has paid and/or accrued US$260,000 in share issue expenses, including an 8% finder’s fee to a European firm. The units consist of one common share and one warrant. Each warrant entitles the holder to purchase, until June 18, 2010, one common share of the company at a price per share of $3.50. The units were issued pursuant to Regulation S (“Regulation S”) under the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities

  See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.

  Not applicable.

(b)	Pro forma financial information.

  Not applicable.

(c)	Exhibits.

Exhibit Number	Description
4.1	Form of Subscription Agreement for private placement of shares.
99.1	Press Release dated June 18, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Energy, Inc

DATED:	June 19, 2008	/s/	William S. Tighe
William S. Tighe
CEO and President